Exhibit 99.1

Financial Institutions, Inc.

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Announces Date of

2019 Annual Meeting of Shareholders

WARSAW, N.Y. – March 28, 2019 – Financial Institutions, Inc. (NASDAQ: FISI) announced today that its Annual Meeting of Shareholders will be held on Wednesday, June 19, 2019 at 10:00 a.m. at the Company’s Corporate Headquarters at 220 Liberty Street in Warsaw, New York. The record date for the Annual Meeting is Monday, April 22, 2019.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries Five Star Bank, SDN Insurance Agency, LLC (“SDN”), Courier Capital, LLC (“Courier Capital”), and HNP Capital, LLC (“HNP Capital”). Five Star Bank provides a wide range of consumer and commercial banking and lending services to individuals, municipalities and businesses through a network of more than 50 offices throughout Western and Central New York State. SDN provides a broad range of insurance services to personal and business clients. Courier Capital and HNP Capital provide customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Financial Institutions, Inc. and its subsidiaries employ approximately 700 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at www.fiiwarsaw.com.

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For additional information contact:

Shelly J. Doran

(585) 627-1362

sjdoran@five-starbank.com